Exhibit 10.2

BEAM INC. 2011 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) by and between Beam Inc., a Delaware corporation (the “Company”), and you (the “Employee”) is entered into and becomes effective as of the date specified in your 2012 Long-Term Incentive Grant Statement (the “Award Date”). By submitting your acknowledgment of the receipt of these Terms and Conditions, you consent to the terms of this Agreement. All terms capitalized but not defined shall have the meaning set forth in the Beam Inc. 2011 Long-Term Incentive Plan (the “Plan”) unless otherwise specified in this Agreement.

1. Agreement. Subject to the terms of this Agreement, the Company hereby awards the Employee an Award of restricted stock units (the “RSUs”) under the Plan. The Award Date, vesting schedule and number of RSUs subject to the Award are identified in the electronic, on-line grant acceptance process administered by the Plan’s third-party administrator 2012 Long-Term Incentive Grant Statement (the “Grant Statement”). The Grant Statement is incorporated in this Agreement by reference and unless otherwise indicated, references to the “Agreement” in this document include the Grant Statement.

2. RSUs. Each RSU represents the right, subject to the terms and conditions of the Plan and this Agreement, to receive one (1) share of the Company’s Common Stock if and when the RSU vests. The RSUs shall be credited to a notional account (the “Account”) established and maintained for you. The Account, which shall be the record of the Award under this Agreement, is solely for accounting purposes and shall not require a segregation of any Company assets.

3. Vesting of RSUs.

(a) Subject to the other provisions of this Section 3 and Sections 4 and 6, the RSUs will become vested and payable on the third anniversary of the Award Date; provided you remain continuously employed through such vesting date.

(b) In the event of your death, the RSUs will become fully vested and payable on the date of such death. In the event of your termination of employment by reason of Disability, provided that you have been in the continuous employ of the Company (and all Subsidiaries) for at least six months following the Award Date, you will be treated as continuing in the employ of the Company (and its Subsidiaries) and the RSUs will continue to vest and become fully vested in accordance with Section 3(a) and payable in accordance with Section 4.

(c) In the event of your Retirement, as defined in the Plan, provided you have been in the continuous employ of the Company (and all Subsidiaries) for at least one year following the Award Date, you will be treated as continuing in the employ of the Company (and its Subsidiaries) and the RSUs will continue to vest and become fully vested in accordance with Section 3(a) and payable in accordance with Section 4.

(d) Before any RSUs will vest under this Section 3, you must satisfy such Performance Goals as established by the Committee, if any, with respect to your receipt of an award under this Agreement. Such Performance Goals may apply individually to you, or they may be threshold goals that must be satisfied by Beam Inc. before any Award may become vested. Any applicable Performance Goals will be set forth in Appendix A to this Agreement.

4. Distribution of Common Stock. To the extent an RSU becomes vested, the Company will distribute a share of Common Stock to you on the applicable vesting date of such RSU, except to the extent a delay in such distribution is required under Section 409A of the Code, as described in Section 20 of this Agreement. In the event of your death, distribution of shares of Common Stock due under this Agreement shall be made to the appointed and qualified executor or your other personal representative to be distributed in accordance with your will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified, then to such persons as, at the date of your death, would be entitled to share in the distribution of your personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportion specified in such statute. In the event of your Disability, distribution of shares of Common Stock due under this Agreement shall be made to you or your other personal representative.

5. Termination for Other than Death, Disability or Retirement. If you terminate your employment with the Company for any reason other than death, Disability or Retirement prior to the applicable vesting date, your rights with respect to the unvested RSUs will terminate and be forfeited, and neither you nor your heirs, personal representatives, successors or assigns shall have any future rights with respect to any such RSUs.

6. Changes in Capital or Corporate Structure and Change in Control.

(a) Subject to the other provisions of this Section 6, your rights with respect to any RSUs awarded under this Agreement shall be governed by the terms and conditions of Section 12(a) of the Plan or any action taken by the Committee in accordance with Section 12(a) of the Plan.

(b) Notwithstanding any other provision hereof or in the Plan, in the event that your employment is terminated on or at any time during the two-year period following a Change in Control (i) by the Company other than for Just Cause or (ii) by you for Good Reason (as such terms are defined in the Plan), then all unvested RSUs subject to this Award shall become nonforfeitable as of the date of your termination of employment and shall be paid to you in shares of Common Stock (or the securities of the successor or acquiring entity, or its parent) or cash. Such payment shall be made within 30 days after the date of your termination of employment; provided that if (A) the applicable Change in Control is not a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code, or (B) your termination of employment occurs more than two years after the date of the Change in Control, then payment instead shall be made on the third anniversary of the Award Date.

(c) Notwithstanding any other provision hereof or in the Plan, in the event that your principal employer is a Subsidiary that ceases to be a Subsidiary and the Company neither directly nor through an ownership interest in another company continues to maintain any ownership interest in the Subsidiary, then a portion of the RSUs subject to the Award (prorated for the portion of the vesting period that elapsed prior to such termination of employment) shall become nonforfeitable as of the date on which your principal employer ceases to be a Subsidiary (the “Divestiture Date”), all as determined by the Committee, and shall be paid to you in shares of Common Stock (or the securities of the successor or acquiring entity, or its parent) or cash. Such payment shall be made within 30 days after the Divestiture Date; provided that if the applicable divestiture is not a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code, distribution instead shall be made on the third anniversary of the Award Date.

(d) Notwithstanding any other provision hereof or in the Plan, in connection with a “change in control event,” within the meaning of Treasury regulations issued under Section 409A of the Code (including but not limited to a “change of control event” in which the Company or a successor thereto does not irrevocably assume your RSUs or substitute your outstanding RSUs with an award of equal or greater value and having terms and conditions no less favorable than those applicable to the RSUs immediately prior to such event), the Company may terminate the RSUs and a portion of the RSUs (prorated for the portion of the vesting period that elapsed prior to such termination of the RSUs) shall become nonforfeitable as of the date of such termination. Payment shall be made to you in shares of Common Stock or cash in accordance with Section 409A of the Code.

7. Stockholder Rights. You shall not have any rights of a stockholder as a result of receiving an Award under this Agreement until such shares of Common Stock have been recorded on the Company’s official stockholder records as having been issued or transferred.

8. Securities Law Requirements. The Company shall not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed, nor until there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use its best efforts to affect such listing and compliance. No fractional shares shall be delivered. You may not, during any period of time that you are an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell shares of Common Stock acquired under this Agreement, unless the offer and sale is made pursuant to (a) an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (b) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

9. Nontransferability. RSUs awarded under this Agreement, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than (a) by you to a trust for estate planning purposes, (b) by you pursuant to an agreement in a marital separation or divorce proceeding, or (c) by will or by the laws of descent and distribution; and shall not be subject to execution, attachment or similar process.

10. Dividend Equivalents. You shall earn dividend equivalents on all RSUs awarded under this Agreement on the date of payment of shares. Such dividend equivalents shall be equal to the cash dividends that would have been paid on the shares of Common Stock covered by such RSU had such covered shares been issued and outstanding on any cash dividend record date beginning as of the Award date and ending on the applicable vesting date. In addition, dividend equivalents shall be subject to all other rules and procedures as established by the Committee under the Plan and the vesting conditions in Section 3 above. Dividend equivalents shall be paid in cash on the same date that shares of Common Stock are distributed as described in Section 4 or 6 above.

11. Voting Rights. You shall not be entitled to any voting rights with respect to the Company’s Common Stock unless a RSU has vested and the share of Common Stock underlying it has been distributed to you.

12. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

13. Withholding. Upon any payment to you of shares of Common Stock or dividend equivalents under this Agreement, Federal income and other tax withholding (and state and local income tax withholding, if applicable) may be required by the Company in respect of taxes on income realized by you. The Company may withhold such required amounts from future paychecks to you or from, if applicable, such dividend equivalents or may require that you deliver to the Company the amounts to be withheld. In addition, upon any payment of shares to you under this Agreement, you may pay any Federal income and other tax withholding (and any state and local income tax withholding, if applicable) by electing either to have the Company withhold a portion of the shares of Common Stock otherwise deliverable to you, or to deliver other shares of Common Stock owned by you, in either case having a fair market value (on the date that the amount of tax you has elected to have withheld is to be determined) of the amount to be withheld, provided that the election shall be irrevocable and shall be subject to such rules as the Committee may adopt.

14. No Limitation on the Company’s Rights. The granting of RSUs shall not in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15. Effect on Employment. Nothing in this Agreement or in the Award shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ you, or as affecting in any way the right of the Company to terminate your employment at any time. This Agreement shall not in any way affect the terms and provisions of the Plan.

16. Entire Agreement and Amendment. This Agreement (including the Grant Statement) is the entire Agreement between the parties to it with respect to the Award of RSUs,

and all prior oral and written representations are merged in this Agreement. Notwithstanding the preceding sentence, this Agreement shall not in any way affect the terms and provisions of the Plan. This Agreement may be amended, modified or terminated only by written agreement between you and the Company. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.

17. Notices. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (a) overnight carrier, (b) telecopy, (c) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (d) such other method of delivery that provides a written confirmation of delivery. Notice to the Company shall be directed to:

Beam Inc.

510 Lake Cook Road

Deerfield, IL 60015-5611

Attention: General Counsel

The Company may change the person and/or address to which you must give notice under this Section 17 by giving you written notice of such change, in accordance with the procedures described above. Notices to or with respect to you will be directed to you, or to your executors, personal representatives or distributees, if you are deceased, or your assignees, at your home address on the records of the Company.

18. Governing Law. The Plan and the grant of RSUs under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required. The laws of the State of Delaware shall govern the validity, interpretation, construction and performance of this Agreement, without regard to the conflict of laws principles thereof. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

19. Plan Document Controls. The rights granted under this Agreement are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully therein. If the terms of this document or the Agreement conflict with the terms of the Plan document, the Plan document will control.

20. Code Section 409A. This Agreement and the RSUs are intended to comply with the requirements of Section 409A of the Code and shall be interpreted and construed consistently with such intent. In the event the terms of this Agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), you and the Company shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. To the extent any amounts under this Agreement are payable by reference to your “termination of employment,” such term shall be deemed to refer to your “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if you are a “specified employee,” as defined in Section 409A of the Code, as of the date of your separation from service, then to the extent any amount payable to you (i) is payable upon your separation from service and (ii) under the terms of this Agreement would be payable prior to the six-month anniversary of your separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of your separation from service and (b) the date of your death.

21. Adjustments.

(a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the number and kind of shares that are subject to the Award immediately prior to such event will be proportionately and appropriately adjusted in accordance with the terms of the Plan.

(b) The determination of the Committee as to the terms of any adjustment is binding and conclusive upon you and any other person who is entitled to shares of Common Stock or other payments or benefits under the Award.

22. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

23. Transfer of Employment; Leave of Absence. For the purposes of this agreement, (a) a transfer of your employment from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a termination of employment, and (b) if you are granted in writing a leave of absence, you shall be deemed to have remained in the employ of the Company or a Subsidiary during such leave of absence.

24. Investment Representations. Prior to each issuance of shares of Common Stock payable hereunder, you shall make such representations (as may be required) that such shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and shall, if required by the Committee, give a written undertaking to the Company in form and substance satisfactory to the Committee that you will not publicly offer or sell or otherwise distribute such shares other than (a) in the manner and to the extent permitted by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (b) pursuant to any other exemption from the registration provisions of the Securities Act or (c) pursuant to an effective registration statement under the Securities Act.